UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

Broadcom Cayman L.P.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-205938-01	98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 1, 2016, Broadcom Limited (the “Company”) and Broadcom Cayman L.P. (the “Partnership”) completed the acquisition of Broadcom Corporation, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 28, 2015, as amended, by and among the Company, the Partnership, Broadcom Corporation and the other parties named therein.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed solely to amend Item 9.01 (b) of the Current Report on Form 8-K, filed by the Partnership on February 2, 2016 (the “Original Form 8-K), to include the unaudited pro forma financial information required by Item 9.01 (b) of Form 8-K, which financial information was omitted from the Original Form 8-K in accordance with the instructions applicable to the form. Except for the addition of such unaudited pro forma financial information, no other changes have been made to the Original Form 8-K, and this Amendment No. 1 does not amend or update any other information set forth in the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Partnership as of November 1, 2015 and the unaudited pro forma condensed consolidated statements of income of the Partnership for the fiscal year ended November 1, 2015 that give effect to the acquisition of Broadcom Corporation are filed as Exhibit 99.4 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.4	Broadcom Cayman L.P. Unaudited Pro Forma Condensed Combined Balance Sheet as of November 1, 2015, and Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended November 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 7, 2016

Broadcom Cayman L.P.

By:	Broadcom Limited, its general partner

By:	/s/ Patricia H. McCall
Name:	Patricia H. McCall
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.4	Broadcom Cayman L.P. Unaudited Pro Forma Condensed Combined Balance Sheet as of November 1, 2015, and Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended November 1, 2015.